Exhibit 99.1

October 15, 2003

Contact:
J. Bradley Scovill
Chief Financial Officer
Phone: (717) 735-5608

FOR IMMEDIATE RELEASE

Sterling Financial Corporation completes acquisition of
Church Capital Management, Bainbridge Securities

LANCASTER, PA – Sterling Financial Corporation (Nasdaq: SLFI), a family of financial services organizations, announced today that it has completed its acquisition of Church Capital Management, Inc. and Church Capital’s affiliate, Bainbridge Securities Inc.

Sterling expects the transaction to be accretive in the first full year of operations.

Founded in 1987, Church Capital Management is a Securities and Exchange Commission (SEC) Registered Investment Advisor with assets under management of approximately $690 million. Bainbridge Securities is a National Association of Securities Dealers (NASD) securities broker/dealer offering a wide array of investment services.

“This marks an important step forward for our company,” said J. Roger Moyer, Jr., Chief Executive Officer and President of Sterling Financial Corporation. “We are expanding the services and capabilities that we provide to our customers, while at the same time we are continuing to fulfill our commitment to our customers, employees and shareholders to build a strong, broad-based financial services company.”

In addition to the expansion of services available to Sterling Financial customers, the acquisition enables Sterling to now handle brokerage transactions without having to use an outside, third-party source.

“From our standpoint, this acquisition is ideal on a number of fronts,” said Moyer, “One of which is the ability to handle brokerage transactions within our corporate framework. That will enable us to be more efficient and cost-effective.”

While adding a Registered Investment Advisor and a broker/dealer have been part of Sterling Financial’s strategic plan for a number of years, Moyer cited Church Capital’s capabilities, successful investment philosophy, exceptional leadership, and customer demographics as pivotal in Sterling’s determination that Church Capital and Bainbridge were the right fit with the corporation.

Sterling’s plans are for Church Capital Management and Bainbridge Securities to operate as autonomous affiliate companies within the Sterling family of companies.

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“Joining an organization like Sterling creates tremendous opportunities for us,” said Greg Church, Chairman and President of Church Capital Management. “We will be working closely with Sterling’s trust company, which will benefit our clients from a financial planning standpoint. Plus our relationship with Sterling will help us to more effectively promote our services to potential clients.”

Church will continue is his role as Chairman and President of Church Capital Management.

McConnell, Budd & Romano, Inc. acted as financial advisor to Sterling, and Shumaker Williams, P.C. acted as its legal counsel. Keefe, Bruyette & Woods, Inc. acted as financial advisor to Church Capital and Bainbridge, and Archer & Greiner acted as its legal counsel.

Sterling Financial Corporation is a family of financial services organizations that operates 55 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon County and PennSterling Bank. As of June 30, 2003, total assets of Sterling Financial Corporation were over $2.2 billion. In addition to its banking affiliates, Sterling’s affiliates include Town and Country Leasing, LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC, a specialty commercial finance company, Sterling Financial Settlement Services, and Sterling Financial Trust Company, which manages $1 billion in assets.

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

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